SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A-1


                                  CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) May 17, 1996


                          Allied Waste Industries, Inc.
                (Exact name of registrant as specified in charter)


                                    Delaware
                  (State or other jurisdiction of incorporation)


         0-19285                                    88-0228636
   (Commission File Number)               (IRS Employer Identification No.)


    7201 East Camelback Road, Suite 375
            Scottsdale, Arizona                                 85251
   (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code (602) 423-2946


                                  Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

     (a)     Financial Statements of Container Corporation of Carolina

               (i)   Report of Independent Public Accountants

               (ii) Balance Sheets - December 31, 1995 and March 31, 1996 (unaudited)

               (iii) Statements of Operations for the Year Ended December 31,
                     1995 and the Three Months Ended March 31, 1996
                     (unaudited)

               (iv) Statements of Shareholders' Equity for the Year Ended December 31, 1993 and 1994 and Three Months Ended March 31, 1996 (unaudited)

               (v) Statements of Cash Flows for the Year Ended December 31, 1995 and the Three Months Ended March 31, 1996 (unaudited)

               (vi)  Notes to Financial Statements

     (b)     Pro Forma Combined Financial Statements of Allied Waste
               Industries, Inc.

               (i)   Introduction

               (ii)  Pro Forma Combined Balance Sheet - March 31, 1996
                     (unaudited)

               (iii) Pro Forma Combined Statement of Operations for the Three
                     Months Ended March 31, 1996 (unaudited)

               (iv) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1995 (unaudited)

               (v) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1994 (unaudited)

               (vi) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1993 (unaudited)

               (vii) Notes to Pro Forma Combined Financial Statements
                     (unaudited)

     (c)     Exhibits

               23     Consent of Coopers & Lybrand, L.L.P.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders
Container Corporation of Carolina:

We have audited the accompanying balance sheet of Container Corporation of Carolina as of December 31, 1995 and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Container Corporation of Carolina as of December 31, 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed further in Footnote 10, on May 17, 1996, the Company entered into an agreement and plan of merger.


/s/ Coopers & Lybrand, L.L.P.

Coopers & Lybrand, L.L.P.
Charlotte, North Carolina
May 20, 1996

                        CONTAINER CORPORATION OF CAROLINA
                                  BALANCE SHEETS
                        December 31, 1995 and March 31, 1996
                                    __________

ASSETS

                                      December 31,          March 31,
                                          1995               1996
                                                          (unaudited)

Current assets:
     Cash                             $     426,611     $      63,593
     Accounts receivable:
       Trade, net of allowance for
         doubtful accounts of $105,000    4,809,083         5,023,971
       Other                              1,036,482         1,169,690
     Parts and supplies inventories         493,752           538,640
     Prepaid expenses                       266,239           279,506
          Total current assets            7,032,167         7,075,400
Property and equipment, net              16,403,921        16,488,098
Intangible assets, net                    4,066,543         3,980,131
Cash value of life insurance
(net of policy loans of $518,432 at
 December 31, 1995 and $1,418,432
 at March 31, 1996)                       1,531,716           685,128
Other assets                                497,555           568,755
                                      $  29,531,902     $  28,797,389

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current maturities of long-term
       debt                           $  14,942,949     $  14,216,386
     Accounts payable                     5,045,482         4,795,441
     Services billed in advance           1,986,440         1,999,736
     Accrued liabilities                  1,447,645         1,140,425
          Total current liabilities      23,422,516        22,151,988
Deferred compensation                        91,645           128,475
Long-term debt                            2,317,542         2,509,752
Commitments and contingencies (Note 9)
Shareholders' equity:
     Common stock, no par value;
       1,000 shares authorized; 110.78
       issued and outstanding at
       December 31, 1995 and
       March 31, 1996                       307,763           307,763
     Retained earnings                    4,783,906         5,121,438
     Shareholder receivables             (1,391,470)       (1,422,027)
          Total shareholders' equity      3,700,199         4,007,174
                                      $  29,531,902     $  28,797,389

The accompanying notes are an integral part of the financial statements

                        CONTAINER CORPORATION OF CAROLINA
                              STATEMENTS OF INCOME

                  for the Year Ended December 31, 1995 and for the Three Months Ended March 31, 1996




                                              December 31,          March 31,
                                                  1995                 1996
                                                                   (unaudited)

Operating revenue                            $  38,026,565      $  10,151,447
Operating expenses                              29,339,556          7,724,975
     Gross profit                                8,687,009          2,426,472
Selling, general and administrative              6,275,453          1,643,826
  expenses (including officers compensation
  of $523,941 and $180,324, respectively)
Loss on equipment abandonment                     (289,598)              --
Intangible asset write-off                        (236,722)              --
     Income from operations                      1,885,236            782,646
Other income (expense):
     Interest expense, net of interest income   (1,373,797)          (340,982)
     Income taxes (Note 1)                            --                 --
     Other, net                                     13,179             34,945
               Net income                    $     524,618      $     476,609
               Net income per share          $       4,736      $       4,302





The accompanying notes are an integral part of the financial statements

                        CONTAINER CORPORATION OF CAROLINA
                        STATEMENTS OF SHAREHOLDERS' EQUITY
                     for the Year Ended December 31, 1995 and
                      the Three Months Ended March 31, 1996




                   Common Stock       Retained    Shareholder
                 Shares    Amount     Earnings    Receivables       Total
Balance,
  December 31,
  1994           110.78  $ 307,763  $ 5,097,300  $ (2,066,433)  $ 3,338,630
Net income          --        --        524,618          --         524,618
Shareholder loans   --        --           --        (104,140)     (104,140)
Shareholder
  repayments        --        --           --         779,103       779,103
Distributions       --        --       (838,012)         --        (838,012)
Balance,
  December 31,
  1995           110.78    307,763    4,783,906    (1,391,470)    3,700,199

Net income
  (unaudited)       --        --        476,609          --         476,609
Shareholder loans
  (unaudited)       --        --           --        (143,774)     (143,772)
Shareholder
  repayments
  (unaudited)       --        --           --         113,215       113,215
Distributions
  (unaudited)       --        --       (139,077)         --        (139,077)
Balance, March 31,
  1996
  (unaudited)    110.78  $ 307,763  $ 5,121,438  $ (1,422,027)  $ 4,007,174






The accompanying notes are an integral part of the financial statements

                            CONTAINER CORPORATION OF CAROLINA
                                STATEMENTS OF CASH FLOWS
                         for the Year Ended December 31, 1995 and
                         for the Three Months Ended March 31, 1996



                                                 December 31,     March 31,
                                                    1995             1996
                                                                 (unaudited)
Cash flows from operating activities:
  Net income                                   $    524,618     $   476,609
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                3,171,439         771,128
     (Gain)loss on sale, disposal and
       abandonment of property and equipment        324,850         (27,444)
     Write off of intangible assets                 236,722            --
     Changes in operating assets and
      liabilities:
        Accounts receivable                        (505,313)       (348,096)
        Parts and supplies inventories               68,716         (44,888)
        Prepaid expenses                            (47,396)        (13,267)
        Other assets                               (252,800)        (71,077)
        Accounts payable                          1,240,208         250,206
        Services billed in advance                   84,820          13,296
        Accrued liabilities                         616,399        (307,220)
        Deferred compensation                        12,922          36,830
          Net cash provided by operating
           activities                             5,475,185         736,077
Cash flows from investing activities:
  Capital expenditures                           (4,002,079)     (1,295,475)
  Proceeds from sale of fixed assets                263,053          53,779
  Collection on loans to affiliated company
   or shareholders                                1,069,312         113,215
  Loans to affiliated companies or shareholders    (176,325)       (143,772)
  Acquisition of companies                       (1,464,068)           --
  Borrowings against cash value of life
   insurance policies                                  --           900,000
  Increase in cash value of life insurance
   policies                                        (272,117)        (53,412)
          Net cash used in investing activities  (4,582,224)       (425,665)
Cash flow from financing activities:
  Long-term debt proceeds                        17,954,996       5,279,778
  Principal payments on long-term debt          (17,653,710)     (5,814,131)
  Distribution to shareholders                     (838,012)       (139,077)
          Net cash provided (used) by
           financing activities                    (536,726)       (673,430)
             Net increase (decrease) in cash        356,235        (363,018)
Cash, beginning of period                            70,376         426,611
Cash, end of period                            $    426,611     $    63,593

Note: Supplemental cash flow information is included in Note 8 to the financial statements.

The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS

1.     Significant Accounting Policies:

The data presented for the three months ended March 31, 1996 is unaudited and includes, in the opinion of management, all adjustments necessary for a fair presentation of financial position and results of operations as of and for such date and period.

Container Corporation of Carolina (the "Company") is primarily in the business of refuse hauling and disposal. Substantially all services are provided to commercial and residential customers located in North Carolina, South Carolina, and Georgia. The more significant accounting policies are as follows:

BUSINESS COMBINATIONS - The Company had minor acquisitions during 1995, all of which have been recorded using the purchase method of accounting.

CASH - All cash is principally held by one high quality financial
institution.   The balance held at December 31, 1995 and at certain times during the three months ended March 31, 1996 exceeded FDIC insured limits.

PARTS AND SUPPLIES INVENTORIES - Parts and supplies inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT - Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is calculated primarily by the straight-line method over the estimated useful lives of the assets, ranging from five to forty years. Gains or losses from dispositions are charged or credited to income in the period of disposal. Maintenance, repairs and renewals of a minor nature are charged to expense as incurred. Renewals and replacements that extend the useful lives of property and equipment are capitalized.

INTANGIBLE ASSETS - Intangible assets include goodwill, customer lists, and non compete agreements, which are carried at cost. The intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 20 years.

INCOME TAXES - The Company is taxed as an S Corporation. Under the S Corporation election, taxable income or loss is allocated directly to shareholders.

CONCENTRATIONS OF CREDIT RISK - The concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers comprising the Company's customer base, the contractual arrangement with certain types of customers and the dispersion of the customer base throughout North Carolina, South Carolina, and Georgia. Generally, the Company does not require collateral or other security to support trade accounts receivable.

EARNINGS PER SHARE - The computation for earnings per share is based on the weighted average shares outstanding during each period. The weighted average number of shares outstanding was 110.78 for both periods.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1995 and March 31, 1996 and the reported amounts of revenues and expenses during the periods \then ended. Actual results could differ from those estimates. More significant estimates include environmental reserves, insurance loss reserves, depreciation of equipment and intangible assets, and bad debt reserves.

2.     Property and Equipment:

     Property and equipment as of December 31, 1995 and March 31, 1996, consists of the following:

                                             December         March 31,
                                               1995             1996
                                                            (unaudited)

      Land and land improvements         $    662,876      $    662,876
      Buildings                             4,327,565         4,327,565
      Containers and compactors            15,751,223        16,251,647
      Trucks and automobiles               10,919,897        10,836,874
      Office and shop equipment             2,474,704         2,459,348
      Construction in progress                 90,775           144,746
                                           34,227,040        34,683,056
      Accumulated depreciation             17,823,119        18,194,958
                                         $ 16,403,921      $ 16,488,098

Depreciation and amortization expense was $2,866,807 and $684,716 for the year ended December 31, 1995 and for the three months ended March 31, 1996,
respectively.   Office and  shop equipment includes capital leases with a
total cost of $333,669 as of December 31, 1995 and March 31, 1996. Accumulated amortization on the capital leases was $252,239 and $274,447 at December 31, 1995 and March 31, 1996, respectively.

At December 31, 1995, the Company abandoned certain trucks and equipment which were no longer in service resulting in a loss of $289,598. The cost and accumulated depreciation were $1,292,493 and $1,002,895 respectively.

The Company also leases certain trucks and automobiles under operating leases. Approximate minimum rental obligations under these leases for the years ended December 31, are as follows:

                    1996     $ 747,529
                    1997       717,365
                    1998       624,150
                    1999       543,018
                    2000       288,070

Rent expense was approximately $702,755 and $350,893 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

3.     Intangible Assets:

     Intangible assets consists of the following:

                                        December 31,         March 31,
                                           1995                1996
                                                            (unaudited)

        Non compete agreements         $  2,423,701       $  2,423,701
        Customer lists                    3,229,342          3,229,342
        Goodwill                            785,610            785,610
                                          6,438,653          6,438,653
        Accumulated amortization          2,372,110          2,458,522
                                       $  4,066,543       $  3,980,131

Amortization expense was $304,632 and $86,412 for the year ended December 31, 1995 and the three months ended March 31, 1996.

Non compete agreements include $336,087 related to a five year non compete agreement with a former shareholder and accumulated amortization of $72,819 and $89,623 at December 31, 1995 and March 31, 1996, respectively.

During 1995 $462,790 of intangible assets and $226,068 of accumulated amortization relating to residential customer operations was written-off since the Company no longer provides residential service to the specific territory.

4.     Long-Term Debt:

     Long-term debt as of December 31, 1995 and March 31, 1996 consists of the following:
                                              December 31,         March 31,
                                                  1995               1996
                                                                  (unaudited)
  Term bank loan due in monthly installments
    of $83,333 plus interest at 9% through
    July 1996, with lump sum payment of
    $5,133,833 due in August 1996            $  5,672,078        $  5,273,139
  Term bank loan due in monthly installments
    of $29,223 plus interest at 9% through
    July 1996, with lump-sum payment of
    $1,299,690 due in August 1996               1,439,690           1,399,801
  Working capital line of credit with a
    bank, interest at prime plus 1.25%          7,000,000           6,812,000
  Note payable due in monthly installments
    of $27,323 through July 1997 including
    interest at 10%                               185,040             107,052
  Notes payable to former shareholder, due
    in annual installments of $98,490 for
    1996, 1997 and 1998 and $203,860 in 1999
    and 2000 plus interest at 8%                  604,702             506,211
  Note payable due in monthly installments
    of $19,262 through August 2001 including
    interest at 8%                              1,148,369           1,006,165
  Note payable due in monthly installments
    of $11,639 through October 1999 including
    interest at 9.75%                             445,222             420,962
  Note payable due in monthly installments
    of $10,200 through July 1999 including
    interest at 10.75%                            362,610             341,571
  Note payable due in monthly installments
    of $11,069 through August 1999 including
    interest at 9.75%                             353,994             343,565
  Other                                            48,786              41,242
                                               17,260,491          16,726,138
  Current maturities of long-term debt         14,942,949          14,216,386
                                             $  2,317,542        $  2,509,752

   The prime rate was 8.5% as of December 31, 1995.

The Company has a working capital line of credit available, expiring in August 1996. Borrowings under the line of credit are limited in amount to certain borrowing base requirements, as defined in the agreement, not to exceed $7,000,000. The borrowing base requirement was approximately $13,600,000 and $13,540,000 as of December 31, 1995 and March 31, 1996,
respectively. The line of credit and term bank loan contain various covenants, the most restrictive of which requires the Company to maintain a minimum net worth. The Company has received a letter of intent from a financial institution to refinance the Term Loan and Working Capital line of credit.

Principal payments are required on long-term debt as follows:

                    1996          $ 14,942,949
                    1997               559,481
                    1998               696,216
                    1999               687,453
                    2000               235,300
                    Thereafter         139,092
                                  $ 17,260,491

All property and equipment, accounts receivable, inventories and proceeds from officers' life insurance are pledged as collateral on the Company's term bank loans and line of credit and other asset purchase financing arrangements.

5.     Employee Benefit Plans:

The Company has a profit-sharing plan covering substantially all employees. The plan provides for participant contributions on a pretax compensation reduction bases (a "401(k)" arrangement), whereby employees meeting certain minimal standards of service may elect to defer receipt of 1% to 15% of annual compensation and contribute that amount to the plan. The Company matches these contributions up to 4% of covered compensation at a percentage determined annually by the board of directors. In addition to contributions required by the "401(k)" arrangement, the Company may make additional annual discretionary contributions, as authorized by the board of directors. Contributions to the plan were $67,601 and $29,049 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

The Company also provides selected employees participation in an unfunded nonqualified deferred compensation plan, under which participants may elect to defer any portion of the annual compensation. The Company provides an annual return of 7.5% on deferred amounts, and may choose to make discretionary contributions to the plan.

The Company also provides four employees deferred compensation contracts which provide benefits of $4,000 per month for 125 months per employee.
The benefits are payable the later of the employee's retirement or age 65. The benefit may also be paid if the employee terminates employment other than by his voluntary action or for cause before age 65. In that event, the amount of the benefit depends on the employees years of service with the Company. Death benefits provided under the deferred compensation arrangements are funded with life insurance policies on the lives of the employees. The Company recognizes the cost of insurance expense currently, deferred compensation expense is recognized over the period of the employees active employment, beginning at the first vesting period under the contract.

6.     Environmental Remediation:

In January 1996, the Company was notified by the South Carolina Department of Health and Environmental Control ("DHEC") that the Company's transfer station was in violation of certain regulations. The Company has accrued $300,000 for remediation of its transfer station, and $120,000 in related costs during the year ended December 31, 1995. The transfer station remediation costs are estimated by an independent environmental engineer at between $175,000 and $400,000 based on information and data provided by DHEC and the Company. If site contamination is greater than currently estimated, the remediation costs could be substantially higher than the amount accrued. The Company and its advisors are currently developing a site testing and remediation plan to be approved by DHEC.

7.     Related Party Transactions:

Amounts due from affiliates include $521,236 due from shareholders and affiliated companies at December 31, 1995 and $870,234 due under notes receivable from shareholders at December 31, 1995 and March 31, 1996. A summary of transactions with related parties including Northeast Sanitary Landfill, Inc. ("NESL"), a company owned by the shareholders of the Company through October 31, 1995, Company shareholders and others is as follows:

                                              December 31,         March 31,
                                                  1995               1996
     Revenue and (expense):
       Interest income on shareholder notes  $    166,603         $  24,883
       Landfill fees to NESL                   (1,511,907)             --
       Rent                                      (210,000)          (52,500)

The shareholders receivables and notes have no stated repayment terms. The notes bear interest at prime (8.5% at December 31, 1995) plus 1.25%.

8.     Supplemental Cash Flow Information:
                                              December 31,         March 31,
                                                 1995                 1996

     Interest paid                           $  1,568,904        $  378,033
     Noncash financing and investing
      activities:
        Acquisitions of property, plant
         and equipment included in
         accounts payable                         662,185           184,469

9.     Commitments/Contingencies:

CCC entered into a purchase commitment in October 1995, whereby the Company is required to dispose of a minimum of 6,500 tons of non-hazardous MSW (municipal solid waste) per month collected in the greater Columbia area at Northeast Sanitary Landfill (NESL), in Columbia, South Carolina, over the next ten (10) years. The price of disposal per each ton to be at "Base Rate" of $19.75 at this minimum required volume level. The base rate will increase by not less than 5% nor more than 9% per year. CCC has entered into an agreement not to compete with NESL during this period of time.

In addition, CCC is committed to dispose of all waste taken to its transfer station facility in Fort Mill, South Carolina, at NESL, through February 1996.

10.     Subsequent Event:

On May 17, 1996 the Company entered into an Agreement and Plan of Merger. This agreement, to be accounted for as a pooling of interest, calls for the shareholders of the Company to receive 6,842,105 shares of Allied Waste Industries, Inc. (AWIN). AWIN shares closed at $9.25 on May 17, 1996.
This transaction is expected to close on or about June 30, 1996. As part of this agreement it is expected that the term loan and working capital line of credit discussed in Footnote 7 will be extinguished.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS




     The accompanying unaudited pro forma combined balance sheet gives effect to the acquisition of Container Corporation of Carolina completed subsequent to March 31, 1996 which is considered to be significant and the conversion of certain subordinated convertible debentures into Common Stock as if each had occurred on March 31, 1996. The unaudited pro forma combined statements of operations for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 give effect to the Pooling Acquisition (See
Note 2) as if it had occurred on January 1, 1993 and to the Purchase Acquisitions (See Note 2) and Financing Transactions (See Note 4) as if each had occurred on January 1, 1995.

     The pro forma financial data do not purport to present the financial position or results of operations of the Company as if the transactions to which they give effect had actually occurred as of such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future.

     The pro forma combined statements of operations should be read in conjunction with the Notes to Pro Forma Financial Statements and the historical consolidated financial statements of the Company.

                        ALLIED WASTE INDUSTRIES, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                               MARCH 31, 1996
                                 (Unaudited)
                           (amounts in thousands)


                                                     Pro Forma
                                                    Adjustments
                                                    Related to
                                         Purchase     Purchase
                                      Acquisitions  Acquisitions
                                           and          and
                                         Pooling      Pooling
                           Historical Acquisitions  Acquisitions      Pro
                            (Note 1)    (Note 2)      (Note 3)       Forma
ASSETS
  Cash and cash equivalents $   4,345   $     64   $    --        $   4,409
  Other current assets         40,893      7,011        --           47,904
Total current assets           45,238      7,075        --           52,313
  Property and equipment,
   net                        296,647     16,488        --          313,135
  Goodwill, net                93,353       --          --           93,353
  Other assets                 12,551      5,234        --           17,785
    Total Assets            $ 447,789   $ 28,797   $    --        $ 476,586

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities       $  35,642   $  7,936   $    --        $  43,578
  Current portion of long-
   term debt                   14,538     14,216   (13,485)(a)       15,269
  Long-term debt, net of
   current portion            165,330      2,510    11,484 (a)(b)   179,324
  Other long-term
   liabilities                 44,355        128        --           44,483
  Stockholders' equity        187,924      4,007     2,001 (b)      193,932
    Total liabilities and
     equity                 $ 447,789   $ 28,797  $     --        $ 476,586


The accompanying notes are an integral part of this pro forma combined balance sheet.

                      ALLIED WASTE INDUSTRIES, INC.
                PRO FORMA COMBINED STATEMENT OF OPERATIONS
                FOR THE THREE MONTHS ENDED MARCH 31, 1996
                              (Unaudited)
    (in thousands except for per share amounts and number of shares)


                                           Pro Forma
                                          Adjustments
                                          Related to
                             Purchase       Purchase
                           Acquisitions   Adjustments
                            and Pooling   and Pooling   Financing
               Historical  Acquisitions  Acquisitions  Transactions    Pro
                (Note 1)     (Note 2)      (Note 3)      (Note 4)     Forma

Revenues        $ 46,437   $ 11,363      $    --       $  --        $ 57,800
Cost of
 Operations       24,365      7,765           --          --          32,130
Selling,
 general and
 administrative
 expenses          8,284      1,783           --          --          10,067
Depreciation
 and
 amortization
 expense           6,601        872            9(a)       --           7,482
Pooling costs        928         --           --          --             928
  Operating
   income          6,259        943           (9)         --           7,193
Interest income      (42)        --           --          --             (42)
Interest expense   1,634        341           --        (949)(b)(c)    1,026

  Income from
   continuing
   operations      4,667        602           (9)        949           6,209
Other income          --        (36)          --          --             (36)
  Income from
   continuing
   operations
   before income
   taxes and
   minority
   interest        4,667        638           (9)        949           6,245
Income taxes       2,100        246           (3)        365           2,708
  Income before
   minority
   interest        2,567        392           (6)        584           3,537
Minority interest      6         --           --          --               6
  Net income       2,561        392           (6)        584           3,531
Preferred
 dividends          (288)        --           --          --            (288)
  Net  income to
   common
   shareholders $  2,273   $    392      $    (6)      $ 584        $  3,243
Net income per
 common share   $   0.05                                            $   0.05
Weighted
average common
 and common
 equivalent
 shares          50,453,644                                        59,908,041

The accompanying notes are an integral part of this pro forma combined financial statement.

                          ALLIED WASTE INDUSTRIES, INC.
                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)
       (in thousands except for per share amounts and number of shares)

                                          Pro Forma
                                         Adjustments
                                          Related to
                             Purchase      Purchase
                           Acquisitions  Adjustments
                            and Pooling   and Pooling    Financing
               Historical  Acquisitions  Acquisitions  Transactions    Pro
                (Note 1)     (Note 2)      (Note 3)      (Note 4)     Forma

Revenues        $ 178,581  $   47,046    $    (207)(b) $     --    $ 225,420
Cost of
 Operations        90,864      31,278         (207)(b)       --      121,935
Selling,
 general and
 administrative
 expenses          31,337       7,402           --           --       38,739
Depreciation
 and
 amortization
 expense           23,898       4,288          335 (a)       --       28,521
Pooling costs       1,531          --           --           --        1,531
  Operating
   income          30,951       4,078         (335)          --       34,694
Interest income      (520)         --           --           --         (520)
Interest expense    9,708       1,387          393 (c)      103 (a)    6,541
                                                           (539)(b)
                                                         (4,511)(c)
Conversion
 fee on debt
 securities
 converted             56          --           --           --           56
  Income from
   continuing
   operations      21,707       2,691         (728)       4,947       28,617
Other expense          --         512           --           --          512
  Income from
   continuing
   operations
   before income
   taxes and
   minority
   interest        21,707       2,179         (728)       4,947       28,105
Income taxes        9,751         839         (280)       1,905       12,215
  Income before
   minority
   interest        11,956       1,340         (448)       3,042       15,890
Minority interest      42          --           --           --           42
  Net income       11,914       1,340         (448)       3,042       15,848
Preferred
 dividends         (4,070)         --           --        2,743 (d)   (1,327)

Conversion fee
 on equity
 securities
 converted         (2,151)         --           --           --       (2,151)
  Net income
   to common
   shareholders $   5,693  $    1,340    $    (448)    $  5,785    $  12,370
Net income per
 common share   $    0.17                                          $    0.21
Weighted average
 common and
 common
 equivalent
 shares         32,941,196                                        59,029,644


The accompanying notes are an integral part of this pro forma combined financial statement.

                               ALLIED WASTE INDUSTRIES,

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1994
                                  (Unaudited)
        (in thousands except for per share amounts and number of shares)


                                                     Pooling
                                     Historical    Acquisitions       Pro
                                      (Note1)        (Note 2)        Forma

Revenues                             $  122,376    $   34,208     $  156,584
Cost of operations                       73,506        25,206         98,712
Selling, general and administrative
 expenses                                28,274         4,692         32,966
Depreciation and amortization expense    13,661         2,892         16,553
  Operating income                        6,935         1,418          8,353
Interest income                            (963)           --           (963)
Interest expense                         11,975         1,344         13,319
  Income from continuing operations      (4,077)           74         (4,003)
Other income                                 --          (397)          (397)
  Income from continuing operations
   before income taxes and
   minority interest                     (4,077)          471         (3,606)
Income taxes                               (689)          181           (508)
  Income before minority interest        (3,388)          290         (3,098)
Minority interest                            23            --             23
  Net income before extraordinary
   (loss)                                (3,365)          290         (3,075)
Extraordinary loss                       (3,029)           --         (3,029)
  Net loss                               (6,394)          290         (6,104)
Preferred dividends                      (3,773)           --         (3,773)

  Net income (loss) to common
   shareholders                      $  (10,167)   $      290     $   (9,877)
Loss per share:
  Loss before extraordinary item     $    (0.40)                  $    (0.28)
  Extraordinary loss                 $    (0.17)                  $    (0.12)
Loss per common share                $    (0.57)                  $    (0.40)
Weighted average common and
 common equivalent shares            17,802,709                   24,644,814



The accompanying notes are an integral part of this pro forma combined financial statement.

                           ALLIED WASTE INDUSTRIES, INC.
                    PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       For the Year Ended December 31, 1993
                                   (Unaudited)
        (in thousands except for per share amounts and number of shares)



                                                     Pooling
                                     Historical    Acquisition         Pro
                                      (Note1)        (Note 2)         Forma

Revenues                             $    75,344   $   31,201     $   106,545
Cost of operations                        44,025       22,949          66,974
Selling, general and administrative
 expenses                                 14,082        4,415          18,497
Depreciation and amortization expense      7,138        3,097          10,235
  Operating income                        10,099          740          10,839
Interest income                             (199)          --            (199)
Interest expense                           6,137        1,367           7,504
  Income from continuing operations        4,161         (627)          3,534
Other income                                  --       (1,020)         (1,020)
  Income from continuing operations
   before income taxes and minority
   interest                                4,161          393           4,554
Income taxes                               1,694          151           1,845
  Income before minority interest          2,467          242           2,709
Minority interest                             11           --              11
  Net income                               2,456          242           2,698
Preferred dividends                         (927)          --            (927)
  Net income to common shareholders  $     1,529   $      242     $     1,771
Net income per common share          $      0.10                  $      0.08
Weighted average common and
     common equivalent shares         15,324,116                   22,166,221


The accompanying notes are an integral part of this pro forma combined financial statement.

                      ALLIED WASTE INDUSTRIES, INC.
                NOTES TO PRO FORMA FINANCIAL STATEMENTS
                               (Unaudited)


1.      Historical

The historical balances represent the financial position and results of operations of Allied Waste Industries, Inc. (the "Company" or "Allied") for each of the indicated dates and periods as reported in the Consolidated Financial Statements of the Company included elsewhere in these pro forma financial statements. The historical Consolidated Financial Statements have been restated to reflect acquisitions prior to March 31, 1996 accounted for as poolings-of-interests.

2.      Purchase Acquisitions and Pooling Acquisitions

The pro forma adjustments in the pro forma combined statements of operations for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 give effect to, (i) the acquisition of companies accounted for using the purchase method for business combinations completed subsequent to January 1, 1995, which are individually or in the aggregate considered to be significant (the "Purchase Acquisitions"), as if each had occurred on January 1, 1995, and (ii) the acquisition of companies accounted for using the pooling-of-interests method for business combinations completed or for which a definitive agreement has been entered in 1996 which are, in the aggregate considered to be significant (the "Pooling Acquisitions"), as if each had occurred on January 1, 1993. The adjustments in the March 31, 1996 pro forma combined balance sheet give effect to the Pooling Acquisitions completed or for which a definitive agreement has been entered subsequent to March 31, 1996.

January 1995 -- Allied acquired Pen-Rob, Inc. ("Pen-Rob") in a transaction accounted for as a purchase and Sun Services and Liquid Waste Removal, Inc. in a transaction accounted for as a pooling-of-interests for total consideration of approximately $2.4 million, including approximately 147,000 shares of common stock.

June 1995 -- Allied acquired Illinois Development Corporation ("IDC") and L&M Disposal, Inc. for total consideration of approximately $4.7 million, including approximately 8,000 shares of common stock, in transactions accounted for as purchases.

September 1995 -- Allied acquired Duckett Disposal, Inc. and Brickyard Disposal and Recycling, Inc. in transactions accounted for as purchases and Empire Disposal Service, Inc. and A&W Disposal Services, Inc. in transactions accounted for as poolings-of-interests for total consideration of approximately $17.0 million, including approximately 251,000 shares for common stock.

January 1996 -- Allied acquired Service Waste, Inc. for total consideration of approximately $6.2 million, including approximately 778,000 shares of common stock, in a transaction accounted for as a purchase.

February 1996 -- Allied acquired Clayco Sanitation Company, Inc. in a transaction accounted for as a purchase and United Sanitary, Inc. and Hustlers Sanitary Service, Inc. in transactions accounted for as poolings-of-interests for total consideration of approximately $7.2 million, including approximately 445,000 shares of common stock.

May 1996 --  Allied entered into a definitive agreement to acquire
Container Corporation of Carolina for approximately 6.8 million shares of common stock, subject to adjustment, in a transaction that will be accounted for as a pooling-of-interests.

3. Pro Forma Adjustments

The pro forma adjustments reflected in the pro forma combined financial statements give effect to the following:

     Pro Forma Combined Balance Sheet:

     (a) To reflect the expected repayment of debt subsequent to the closing of the acquisition with proceeds from the $80 million credit agreement between the Company and NatWest Bank, N.A. as agent (the "Credit Agreement").

     (b) To reflect the conversion of convertible debt into 362,040 shares of the Company's common stock.

The adjustment to reflect the issuance of common stock to the stockholder of Container Corporation of Carolina is offset by the adjustment to reflect the elimination of investment in subsidiary upon closing of the acquisitions.

     Pro Forma Combined Statements of Operations:

     (a) To reflect adjustments to selling, general and administrative expenses to record the amortization of goodwill recorded in connection with the Purchase Acquisitions.

     (b) To eliminate rent expense and rental revenue between Allied and IDC.

     (c) To reflect interest expense on debt issued or assumed in connection with acquired companies.


4.     Financing Transactions

In January 1995, the interest rate on the $100 million Senior Subordinated Notes issued in January 1994 ("the Notes") increased from 10.75% to 12.0%. In January 1995, the Company issued 11,709,602 shares of common stock of which 3,529,412 shares were issued for the conversion of 3,000 shares of Series E preferred stock which were issued in December 1994 in connection with the acquisition of the Midwest Entities. The pro forma financial statements assume that the 11,709,602 shares of common stock were issued on January 1, 1995 and remove the effect of dividends declared and paid in common stock on the Series E preferred stock. The pro forma financial statements assume the conversion of approximately $5 million of convertible subordinated debt into 1,483,680 shares of common stock as of January 1, 1995. In addition, the pro forma financial statements assume (i) the sale of 7,606,282 shares of common stock in January 1996 and (ii) the issuance of approximately 7.7 million shares of common stock upon conversion of certain preferred stock and convertible debt and exercise of warrants (collectively, the "Public Offering").

In December 1995, certain holders of preferred stock, convertible debt and warrants converted their preferred stock or convertible debt into or exercised their warrants for, an aggregate of approximately 8 million shares of Common Stock and Inducement Conversion Shares. In addition, the Company completed a Public Offering in January 1996.

The transaction adjustments reflected in the pro forma combined financial statements give effect to the following:

(a) To reflect the increase in interest expense on the $100 million of Senior Subordinated Notes from 10.75% to 12%.

(b) To reflect reduction of interest expense resulting from the issuance of 1,483,680 shares of common stock upon the conversion of $5 million of convertible subordinated debt.

(c) To reflect reduction of interest expense resulting from (i) the conversion of certain convertible subordinated debt into Common Stock and (ii) the repayment of certain indebtedness from the proceeds of the sale of 6.5 million shares of Common Stock and the exercise of the underwriters option to purchase an additional 1,106,282 shares of Common Stock.

(d) To remove the effect of dividends declared and paid in common stock on the Series E Preferred Stock related to the issuance of the 11,709,602 shares common stock to TPG Partners, L.P., of which 3,529,412 shares were issued for the conversion of 3,000 shares of Series E Preferred Stock.

5.     Pro Forma Net Income Per Common Share

Pro forma net income per common share is calculated by dividing pro forma net income to common shareholders less requirements on Series D preferred stock, 7% preferred stock and 9% preferred stock by the pro forma weighted average common and common equivalent shares outstanding during the periods. Pro forma weighted average common and common equivalent shares have been computed as follows:

                                                               Three Months
                                 Year Ended December 31,           Ended
                                                                  March 31,
                                1993        1994        1995        1996
Historical weighted average
 common shares               15,089,296  17,802,709  30,951,640  48,138,976
Common stock equivalents --
Stock options and warrants           --          --   1,989,556   2,314,668
Conversion of Series C
 Preferred into common
 shares                         234,820          --          --          --
Pro forma effect of
 issuing common shares for
 companies acquired and
 accounted for as a
 purchase --
  Service Waste, Inc.                --          --     889,445     302,998
Companies acquired and
 accounted for as a
 pooling-of-interests:
  Container Corporation of
   Carolina, Inc.             6,842,105   6,842,105   6,842,105   6,842,105
Common shares issued to TPG          --          --     962,433          --
Common shares issued in
 connection with the
 Public Offering                     --          --   6,500,000   1,642,857
Common shares issued in
 connection with underwriters
 over-allotment option               --          --   1,106,282     279,610
Conversion of convertible
 subordinated debt into
 common shares                       --          --   1,845,720     362,040
Conversion of Series C
 Preferred into common shares        --          --     233,533          --
Conversion of Series D
Preferred into common shares         --          --     731,255          --
Conversion of 9% Preferred
 into common shares                  --          --   4,859,991          --
Conversion of $90 Preferred
 into common shares and
 issuance of Inducement
 Conversion Shares                   --          --   1,343,374          --
Conversion of convertible
 subordinated debt into
 common shares                       --          --     220,437          --
Exercise of warrants and
 issuance of Inducement
 Conversion Shares                   --          --     553,873      24,787
                             22,166,221  24,644,814  59,029,644  59,908,041




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ALLIED WASTE INDUSTRIES, INC.


                              By:       /s/ PETER S. HATHAWAY
                                        Peter S. Hathaway
                                        Vice President, Chief Accounting
                                        Officer and Treasurer
                                        (Principal Accounting Officer)




Date:  June 21, 1996